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                                                                   EXHIBIT 10.42

                USXE EMPLOYMENT AGREEMENT WITH CORT J. DONDERO


     This Agreement dated as of the 13th day of June, 2000, by and between U. S. Xpress Enterprises, Inc., a Nevada corporation having its principal place of business in Chattanooga, Tennessee ("USXE") and Cort J. Dondero ("Dondero").

     WHEREAS, USXE desires to employ Dondero as its Executive Vice President/Chief Operating Officer, and, whereas, Dondero desires to accept such employment;

     NOW, THEREFORE, in consideration of the premises, and the promises and obligations herein set forth, the receipt and legal sufficiency of such consideration being hereby acknowledged, USXE and Dondero agree as follows:

     1.   Employment. USXE offers employment to Dondero and Dondero accepts
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employment by USXE upon the terms and conditions hereinafter set forth.

     2.   Term. The term of this Agreement shall be from July 1, 2000, through
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June 30, 2005 (the "Expiration Date") and shall automatically renew on a year-to-year basis thereafter unless either party gives to the other notification of non-renewal at least 90 days in advance of any such annual renewal, subject always, however, to earlier termination as herein provided.

     3.   Duties. Dondero shall be the Executive Vice President/Chief
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Operating Officer of USXE and shall perform

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duties customarily incident to such offices and such other duties as may from time to time be assigned to him by the Board of Directors or Executive Officers of USXE. During the time of Dondero's employment with USXE, Dondero shall work solely for USXE and shall devote his full business time and attention to his work for USXE.

     4.   Compensation. For all services rendered by Dondero to USXE, USXE
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shall compensate Dondero as follows:

     (a)  Salary. USXE shall pay to Dondero a salary of $325,000.00 per year
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payable in equal semi-monthly installments (the "Salary"). Dondero's salary shall be reviewed annually in the same manner as other executive employees of USXE.

     (b)  Performance Bonus. At annual or approximately annual intervals after
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the end of each fiscal year of USXE during Dondero's employment under this
Agreement, Dondero shall receive a merit bonus of $100,000.00 for every one whole point increase in return on sales, exclusive of fuel costs, from the base period of January 1 through June 30, 2000. Provided, however, that for the fiscal year of USXE ending on December 31, 2000, Dondero shall be guaranteed a bonus of $50,000.00 regardless of the amount of such increase.

     (c)  Insurance/Benefits. Dondero shall receive the sum of $6,121 per year
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to purchase life and disability insurance and

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shall be entitled to participate, subject to eligibility, in the group health insurance plan and other benefit plans normally provided by USXE to its employees. Provided, however, that nothing herein shall be construed to require USXE to establish any such plan or plans or, having established any of them, to continue any such plan or plans.

     (d)  Stock Option/Stock Grants. USXE shall grant to Dondero the right and
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option to purchase from USXE 100,000 shares of USXE's common stock as an incentive stock option under USXE's 1993 Incentive Stock Plan pursuant to the terms of a Stock Option Agreement between USXE and Dondero, a copy of which is hereto attached as Exhibit A. Additionally, USXE shall grant to Dondero 50,000 shares of USXE's common stock as shares of restricted stock under USXE's 1993 Incentive Stock Plan pursuant to a Stock Rights and Restrictions Agreement between USXE and Dondero, a copy of which is hereto attached as Exhibit B.

     (e)  Automobile Allowance. USXE will pay Dondero an automobile allowance of
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$12,000.00 per year.

     (f)  Moving Expenses. USXE will pay or reimburse Dondero for all customary
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and reasonable closing costs incurred by Dondero in connection with the sale of
Dondero's primary residence in Ponte Vedra Beach, FL 32082. Additionally, USXE will pay or reimburse

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Dondero for the costs of temporary housing for Dondero in Chattanooga, TN for a period of nine (9) months or until a new home is purchased or leased by Dondero in Chattanooga, TN whichever shall first occur. Such payment or reimbursement shall not exceed $2,635.00 per month.

     (g)  Club Dues. USXE shall reimburse to Dondero his membership dues at the
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Sawgrass Country Club not to exceed $3,600 per year.

     (h)  Vacation. Dondero shall be entitled to vacations pursuant to USXE's
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vacation policy for executive employees.

     5.   Termination By Dondero. Dondero may terminate his employment with USXE
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at any time upon giving to USXE ninety days advance notice of such termination.
Upon such termination USXE shall have no further obligation to Dondero under this Agreement.

     6.   Termination By USXE. USXE may terminate Dondero's employment with USXE
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at any time with cause or without cause.

     If Dondero's employment with USXE is terminated by USXE without cause prior to the expiration of this Agreement:

     USXE will pay to Dondero 100% of his Salary for a period of twelve (12) months following the termination of his employment with USXE.

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     If Dondero's employment with USXE is terminated by USXE with cause, USXE shall have no further obligation to Dondero under this Agreement. For the purposes of this Agreement, termination "with cause" shall mean termination based on Dondero's "material breach" of this Agreement. For purposes of this Agreement, a "material breach" shall include any one or more of the following:
(1) the consistent failure, refusal or neglect, otherwise than by reason of illness, incapacity or death, of Dondero to render services when and as required under this Agreement; (2) the consistent inability or refusal of Dondero to achieve the reasonable goals established by the Board of Directors or senior executive officers for Dondero as an officer of USXE; (3) theft by Dondero of property of USXE or any of its affiliates or the commission of an act or acts by Dondero constituting common law fraud against USXE or any of its affiliates; (4) the material violation of Dondero's fiduciary obligations as imposed by applicable law on officers of USXE; or (5) the imparting of any confidential information of USXE or any of its affiliates by Dondero in violation of any covenant or provision of this Agreement.

     7.   Change in Control. In the event of a "Change in Control" of USXE as
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defined in section 16 of the USXE 1993 Incentive Stock Plan, and, if Dondero's
employment is terminated

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for any reason thereafter by USXE prior to the expiration of this Agreement,
USXE will pay Dondero 100% of his salary for a period of 12 months following the termination of his employment with USXE.

     8.   Binding Effect. The rights and obligations of USXE shall enure to the
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benefit of, and shall be binding upon USXE and its successors and assigns. It is expressly acknowledged by the parties hereto that nothing contained herein shall be construed as conferring upon Dondero any right to assign or delegate his obligations or rights hereunder to any third party, the nature of this Agreement being an Employment Agreement for personal services.

     9.   Non-Competition. Dondero covenants and agrees that, during the period
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of his employment by USXE and for a period of twelve (12) months thereafter, he will not, without the prior written consent of USXE, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or through any other kind of ownership (other than ownership of securities of publicly held corporations of which Dondero owns less than 5% of any class of outstanding securities) or any other representative or individual capacity, engage in or render any services to any

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business in competition with the business then being conducted by USXE, or any wholly owned subsidiary thereof.

     10.  Governing Law. The parties acknowledge and agree that this Agreement
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shall be governed by and construed and enforced in accordance with the laws of the State of Tennessee, excluding the body of law dealing with conflicts of law. Any legal action or proceeding with respect to this Agreement may be brought only in the Courts of the State of Tennessee in Hamilton County or of the United States for the district encompassing Hamilton County, and, by execution and delivery of this document, Dondero hereby irrevocably accepts, generally and unconditionally, the jurisdiction of such Courts.

     11.  Entire Agreement. This instrument and the documents specifically
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referenced herein contain the entire agreement of the parties with respect to the subject matter hereof, and all previous agreements and discussions relating to the same or similar subject matter are merged herein.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                            U. S. XPRESS ENTERPRISES, INC.


                                            By: /s/ Patrick E. Quinn
                                              --------------------------------
                                                Patrick E. Quinn

                                            Its: President

                                               /s/ Cort J. Dondero
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                                            CORT J. DONDERO

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